THIRTEENTH AMENDMENT
                TO THE AMENDED AND RESTATED CREDIT AGREEMENT


          THIRTEENTH AMENDMENT (the "Amendment"), dated as of July 28, 1997 among THE INTERLAKE CORPORATION, a Delaware corporation (the "Company"), each Subsidiary Borrower party to the Credit Agreement referred to below, The Interlake Corporation Employee Stock Ownership Trust (the "ESOP Borrower"), acting by and through the LaSalle National Bank, not in its individual or corporate capacity but solely in its capacity as trustee of the ESOP Trust (the "ESOP Trustee" and together with the Company and the Subsidiary Borrowers, the "Credit Parties"), THE CHASE MANHATTAN BANK (as successor to CHEMICAL BANK), individually and as Administrative Agent (the "Administrative Agent"), THE FIRST NATIONAL BANK OF CHICAGO, individually and as Co-Agent (the "Co-Agent"), and the financial institutions party to the Credit Agreement referred to below and listed on the signature pages hereto (the "Banks"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                           W I T N E S S E T H :


          WHEREAS, each of the Credit Parties, the Banks, the Administrative Agent and the Co-Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 27, 1989 and amended and restated as of May 28, 1992 and as further amended by the First Amendment dated as of August 14, 1992, the Second Amendment and Waiver dated as of October 30, 1992, the Third Amendment and Waiver dated as of August 20, 1993, the Fourth Amendment dated as of December 22, 1993, the Fifth Amendment dated as of February 23, 1994, the Sixth Amendment dated as of August 16, 1994, the Seventh Amendment dated as of January 24, 1995, the Eighth Amendment dated as of February 1, 1995, the Ninth Amendment dated as of June 1, 1995, the Tenth Amendment dated as of September 25, 1996, the Eleventh Amendment dated as of January 10, 1997 and the Twelfth Amendment and Waiver dated as of June 27, 1997 (as so amended and restated and further amended and as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"); and

          WHEREAS, the Company desires to form Interlake Material Handling, Inc., a Delaware corporation that will be a wholly-owned Subsidiary of The Interlake Companies, Inc.;

          WHEREAS, the Company desires to have The Interlake Companies, Inc. transfer its entire U.S. material handling business and all assets related thereto to Interlake Material Handling, Inc.;

          WHEREAS, the Company, the Subsidiary Borrowers and the Banks wish to amend the Credit Agreement as herein provided;


          NOW THEREFORE, it is agreed:

          i. On the Thirteenth Amendment Effective Date, Section 8.02 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause (xiv) and inserting a comma in lieu thereof, (b) deleting the period appearing at the end of clause (xv) and inserting "and" in lieu thereof and (c) inserting the following new clause (xvi) after clause (xv):

          "(xvi) The Interlake Companies, Inc. shall be permitted to transfer its entire U.S. material handling business and all assets related thereto to Interlake Material Handling, Inc. so long as (x) The Interlake Companies, Inc. pledges its shares in Interlake Material Handling, Inc. pursuant to the Subsidiary U.S. Pledge Agreement, dated as of September 27, 1989 among Interlake ARD Corporation, The Interlake Companies, Inc. and the Collateral Agent, (y) Interlake Material Handling, Inc. shall be a Subsidiary, Subsidiary Guarantor and Subsidiary Assignor under the Credit Agreement and shall comply with all of the requirements of Section 7.10 of the Credit Agreement, and the Collateral Agent shall release its liens (evidencing The Interlake Companies, Inc. as the debtor) on the assets to be transferred, after the Thirteenth Amendment Effective Date but prior to the transfer and
     (z) Interlake Material Handling, Inc. assumes all the liabilities of The Interlake Companies, Inc. relating to the U.S. material handling business."

          ii. On the Thirteenth Amendment Effective Date, Section 10 of the Credit Agreement is hereby amended by adding the following definition in alphabetical order:

          "Thirteenth Amendment Effective Date" shall have the meaning provided in the Thirteenth Amendment to the Amended and Restated Credit Agreement dated as of July 28, 1997."

          iii. The Banks hereby authorize the Administrative Agent to take all further actions that the Administrative Agent deems necessary to create and/or perfect the security interests required under the Credit Agreement and resulting from the creation of Interlake Material Handling, Inc. as a new Subsidiary of the Interlake Companies, Inc. and the transfer of assets described in Section 1 above.

          iv. In order to induce the Banks to enter into this Amendment, each of the Credit Parties (other than the ESOP Trustee) hereby (a) certifies that no Default or Event of Default exists and that each of the representations, warranties and agreements contained in
               Section 6 of the Credit Agreement on the Thirteenth Amendment Effective Date as defined in Section 8 below, both before and after giving effect to this Amendment, is true and correct in all material respects, and (b) confirms that it has and will continue to comply with all of its obligations contained in the Credit Agreement and the other Credit Documents including with respect to each of the Borrowers, but not limited to, all of its obligations contained in Section 7.10(b) of the Credit Agreement.

          v. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          vi. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

          vii. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          viii. This Amendment shall become effective on the date (the "Thirteenth Amendment Effective Date") when each of the following conditions shall have been satisfied:

                    (a) The Company, the Subsidiary Borrowers, the ESOP Trustee, the Administrative Agent, the Co-Agents and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) such copies to the Administrative Agent; and

                    (b) The Company shall have paid all fees and expenses (including legal fees and expenses) then due and owing to the Administrative Agent.

          ix. From and after the Thirteenth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents or any other agreement to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.

                                 *   *   *
          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                 THE INTERLAKE CORPORATION



                                 By /s/Stephen Gregory
                                   Name: Stephen Gregory
                                   Title:Vice President-Finance


                                 SUBSIDIARY BORROWERS



                                 DEXION (AUSTRALIA) PTY. LTD.
                                 A.C.N. 000 083 956



                                 By /s/Stephen R. Smith
                                   Name: Stephen R. Smith
                                   Title: Authorized AGent


                                 S.A. DEXION-REDIRACK N.V.



                                 By /s/ Stephen R. Smith
                                   Name: Stephen R. Smith
                                   Title: Authorized Agent


                                 DEXION INTERNATIONAL LIMITED



                                 By /s/Stephen R. Smith
                                   Name: Stephen R. Smith
                                   Title: Authorized Agent



                                 DEXION GmbH



                                 By /s/Stephen Gregory
                                   Name: Stephen Gregory
                                   Title: Authorized Agent


                                 THE INTERLAKE CORPORATION EMPLOYEE
                                 STOCK OWNERSHIP TRUST, acting by
                                 and through the LASALLE NATIONAL
                                 BANK, not in its individual or
                                 corporate capacity (except for the
                                 representations and warranties
                                 contained in Section 6.01(b)(y) of
                                 the Credit Agreement) but solely in
                                 its capacity as ESOP Trustee



                                 By /s/Jeffrey S. Schiedemeyer
                                   Name:Jeffrey S. Schiedemeyer
                                   Title:Vice President

                              BANKS


                              BANK OF AMERICA ILLINOIS



                              By /s/Lewis W. Solimene, Jr.
                                Name: Lewis W. Solimene, Jr.
                                Title: Senior Vice President

                              BANK OF AMERICA NATIONAL TRUST
                                 AND SAVINGS ASSOCIATION



                              By /s/Lewis W. Solimene, Jr.
                                Name: Lewis W. Solimene, Jr.
                                Title:Senior Vice President

                              THE BANK OF NOVA SCOTIA



                              By /s/F.C.H. Ashby
                                Name: F.C.H. Ashby
                                Title:Senior Manager Loan
                                Operations



                              CERES FINANCE LTD.



                              By /s/John Cullinane
                                Name: John Cullinane
                                Title: Director


                              THE CHASE MANHATTAN BANK
                              Individually, and as
                              Administrative Agent



                              By /s/Timothy J. Storms
                                Name: Timothy J. Storms
                                Title: Managing Director


                              THE FIRST NATIONAL BANK
                              OF CHICAGO
                              Individually, and as Co-Agent



                              By /s/Karen F. Kizer
                                Name: Karen F. Kizer
                                Title: Senior Vice President


                              THE FUJI BANK, LIMITED



                              By /s/Peter L. Chinnici
                                Name: Peter L. Chinnici
                                Title: Joint General Manager


                              GIROCREDIT BANK AG
                              DER SPARKASSEN,
                              GRAND CAYMAN ISLAND BRANCH



                              By /s/John Redding
                                Name: John Redding
                                Title: VP



                              By /s/Anca Trifan
                                Name: Anca Trifan
                                Title:VP


                              LEHMAN COMMERCIAL PAPER INC.



                              By /s/Michele Swenson
                                Name: Michele Swenson
                                Title: Authorized Signatory


                              MFS SERIES TRUST III
                              on behalf of
                              MFS HIGH INCOME FUND



                              By /s/
                                Name:
                                Title:vice President


                              THE MITSUI TRUST AND BANKING
                              COMPANY LIMITED



                              By /s/Margaret Holloway
                                Name: Margaret Holloway
                                Title:Vice President & Manager


                              MORGAN STANLEY SENIOR FUNDING,
                              INC.



                              By /s/Christopher A. Pucillo
                                Name: Christopher A. Pucillo
                                Title: Vice President


                              NATIONAL BANK OF CANADA



                              By /s/Jonathan M. Millard
                                Name: Johnathan M. Millard
                                Title:Assistant Vice President



                              By /s/William Mucker
                                Name: William Mucker
                                Title:Assistant Vice President


                              NATIONAL WESTMINSTER BANK PLC



                              By /s/David E. Yewer
                                Name: David E. Yewer
                                Title:Senior Vice President


                              RESTRUCTURED OBLIGATIONS
                              BACKED BY SENIOR ASSETS, B.V.

                              By:  Chancellor LGT Senior
                              Secured Management, Inc. as
                              Portfolio Advisor


                              By /s/Timothy Daileader
                                Name: Timothy Daileader
                                Title:Assistant VP


                              SENIOR DEBT PORTFOLIO

                              By:  Boston Management and
                              Research, as Investment
                              Advisor


                              By /s/Scott H. Page
                                Name: Scott H. Page
                                Title: Vice President


   ACCEPTED AND CONSENTED TO:


   INTERLAKE DRC LIMITED


   By /s/Stephen Gregory
     Name:Stephen Gregory
     Title:Authorized Agent


   DEXION GROUP PLC



   By /s/Stephen R. Smith
     Name:Stephen R. Smith
     Title:Authorized Agent